UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information statement

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☐	Definitive Information Statement

ALPHA MODUS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

INFORMATION STATEMENT

To the Holders of Common Stock of Alpha Modus Holdings, Inc.,

This Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Alpha Modus Holdings, Inc. (the “Company”), as of the close of business on May 27, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting stock of the Company, holding approximately 55.5% of the outstanding shares of our Common Stock (the “Majority Stockholders”). This Information Statement shall be considered the notice required under the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions were authorized by written consent of the Majority Stockholders:

Exchange of Series C Preferred Stock for Common Stock

On May 27, 2025, the Company agreed to, and the Company’s Board of Directors approved, the exchange (the “Exchange”) of an aggregate of 3,200,000 shares of Series C Preferred Stock of the Company (the “Preferred Shares”) held by four affiliates of the Company’s CEO, William Alessi (and deemed to be beneficially owned by him), for an aggregate of 26,079,868 shares of Class A Common Stock (“Common Stock”) of the Company (the “Common Shares”).

Shares of Series C Preferred Stock have liquidation preferences over the Common Stock, redemption rights, voting rights, and, so long as certain trigger events have not occurred, are not generally convertible until at least 18 months following the closing of the Company’s merger with Alpha Modus, Corp., and following that date, they are convertible into shares of Common Stock based on their $10.00 face value divided by a conversion price equal to the average of the five lowest closing prices of the Common Stock during the ten trading days prior to the conversion notice. The average of the five lowest closing prices of the Common Stock during the ten trading days prior to May 27, 2025, was $1.227, so if the Preferred Shares had been convertible, they would have converted into the same 26,079,868 shares of Common Stock.

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Common Shares in exchange for the Preferred Shares may implicate certain of the NASDAQ listing standards requiring stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the Exchange and the issuance of the Common Shares in exchange for the Preferred Shares.

The written consents of the Majority Stockholders we have received constitutes the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(d), our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the issuance of the Common Shares in exchange for the Preferred Shares. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

June [__], 2025

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

June [__], 2025

GENERAL INFORMATION

Alpha Modus Holdings, Inc., a Nevada corporation, with its principal executive offices located at 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031, is sending you this Notice and Information Statement to notify you of an action that the Majority Stockholders has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “Alpha Modus” are to Alpha Modus Holdings, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about June [__], 2025, to the holders of record of the outstanding shares of our Common Stock on May 27, 2025, which we refer to as the “Record Date.”

Background

The following actions were approved by the written consent of the Majority Stockholders holding approximately 55.5% of our outstanding voting stock as of May 27, 2025, in lieu of a special meeting of our stockholders.

Exchange of Series C Preferred Stock for Common Stock

On May 27, 2025, the Company agreed to, and the Company’s Board of Directors approved, the exchange (the “Exchange”) of an aggregate of 3,200,000 shares of Series C Preferred Stock of the Company (the “Preferred Shares”) held by four affiliates of the Company’s CEO, William Alessi (and deemed to be beneficially owned by him), for an aggregate of 26,079,868 shares of Class A Common Stock (“Common Stock”) of the Company (the “Common Shares”).

Shares of Series C Preferred Stock have liquidation preferences over the Common Stock, redemption rights, voting rights, and, so long as certain trigger events have not occurred, are not generally convertible until at least 18 months following the closing of the Company’s merger with Alpha Modus, Corp., and following that date, they are convertible into shares of Common Stock based on their $10.00 face value divided by a conversion price equal to the average of the five lowest closing prices of the Common Stock during the ten trading days prior to the conversion notice. The average of the five lowest closing prices of the Common Stock during the ten trading days prior to May 27, 2025, was $1.227, so if the Preferred Shares had been convertible, they would have converted into the same 26,079,868 shares of Common Stock.

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Common Shares in exchange for the Preferred Shares may implicate certain of the NASDAQ listing standards requiring stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the Exchange and the issuance of the Common Shares in exchange for the Preferred Shares.

The written consents of the Majority Stockholders we have received constitutes the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(d), our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the issuance of the Common Shares in exchange for the Preferred Shares. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and the Majority Stockholders.

APPROVAL OF THE ISSUANCE OF THE COMMON SHARES IN EXCHANGE FOR THE PREFERRED SHARES, IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

On May 27, 2025, the Company agreed to, and the Company’s Board of Directors approved, the Exchange of an aggregate of 3,200,000 shares of Series C Preferred Stock of the Company (the Preferred Shares) held by four affiliates of the Company’s CEO, William Alessi (800,000 shares held in the name of The WRA 2023 Irrevocable Trust, 800,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, 800,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, and 800,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, all of which Preferred Shares are deemed to beneficially owned by Mr. Alessi as Mr. Alessi’s spouse is the trustee of each of the trusts, which are referred to herein as the “Stockholders”), for an aggregate of 26,079,868 shares of Common Stock (the Common Shares) to be issued to the Stockholders (with each of the four Stockholders being issued 6,519,967 of the Common Shares).

Shares of Series C Preferred Stock have liquidation preferences over the Common Stock, redemption rights, voting rights, and, so long as certain trigger events have not occurred, are not generally convertible until at least 18 months following the closing of the Company’s merger with Alpha Modus, Corp. (which closing occurred on December 13, 2024), and following that date (June 13, 2026), they are convertible into shares of Common Stock based on their $10.00 face value divided by a conversion price equal to the average of the five lowest closing prices of the Common Stock during the ten trading days prior to the conversion notice. The average of the five lowest closing prices of the Common Stock during the ten trading days prior to May 27, 2025, was $1.227, so if the Preferred Shares had been convertible, they would have converted into the same 26,079,868 shares of Common Stock.

On May 27, 2025, each of the Stockholders agreed with the Company to lock up the Common Shares such that the Stockholders will not sell or otherwise transfer the Common Shares until June 13, 2026 (the date that the Preferred Shares would have become convertible if no trigger events had occurred).

The Company agreed to the Exchange as issuing the Common Shares in exchange for and cancellation of the Preferred Shares will (i) eliminate the liquidation preferences and redemption rights with respect to the Preferred Shares, (ii) fix the number of shares Common Stock to be issued upon conversion of the Preferred Shares (which would have generally been generally convertible in the future based on the closing price of the Common Stock as described above), and ensure that future decreases in the trading prices of the Company’s common stock would not result in more shares of Common Stock being issued upon conversion, (iii) better enable the Company to maintain the listing of its Common Stock on NASDAQ, as the Company is required to maintain a minimum market value of listed securities (“MVLS”) of $50,000,000, its current market value of listed securities is currently less than $20,000,000, and the Company previously received and disclosed receipt of a deficiency notice from NASDAQ providing the Company a 180-day compliance period until August 4, 2025, to regain compliance with NASDAQ’s MVLS requirement.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the DGCL, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of the Common Shares implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ, as follows:

●	NASDAQ Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement (such lower price the “Minimum Price”).

The Common Shares will constitute more than 20% of the Company’s Common Stock outstanding before the issuance of the Common Shares. The closing price of the Common Stock immediately prior to the Company’s agreement with and approval of the Exchange was $1.23/share, the average closing price of the Common Stock for the five trading days immediately preceding the agreement and approval was $1.227/share, and the Minimum Price is therefore $1.227/share. The 3,200,000 Preferred Shares to be exchanged have a face value of $10.00 per share ($32,000,000 in the aggregate), and the 26,078,868 Common Shares will therefore be issued at approximately $1.227/share, which is approximately equal to Minimum Price. Because the Common Shares will be issued at a price approximately equal to the Minimum Price, the Company secured stockholder approval of the Exchange and issuance of the Common Shares in case NASDAQ Listing Rule 5635(d) applies to the Exchange and the issuance of the Common Shares.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the Exchange and the issuance of the Common Shares.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective, and the Common Shares will be issued. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Exchange and the issuance of the Common Shares.

OUTSTANDING VOTING SECURITIES

Each share of our Common Stock entitles its holder to one vote on each matter submitted to stockholders, and each share of Series C Preferred Stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, 13,828,806 shares of Common Stock were issued and outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 4,342,308 shares of Common Stock owned by the Majority Stockholders and 7,500,000 shares of Series C Preferred Stock owned by the Majority Stockholders consented in favor of the actions to be taken, constituting approximately 55.5% of the total votes the Company’s voting capital stock outstanding as of the Record Date. Such stock voted in favor the actions to be taken consists of the following: (i) 139,784 shares of Common Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 200,000 shares of Common Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 200,000 shares of Common Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 200,000 shares of Common Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 200,000 shares of Common Stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of Common Stock held in the name of the Alessi Revocable Trust, (vii) 2,792,308 shares of Common Stock held in the name of Janbella Group, LLC, (viii) 4,300,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust, (ix) 800,000 shares of Series C Preferred Stock held in the name of The WRA 2023 Irrevocable Trust, (x) 800,000 shares of Series C Preferred Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (xi) 800,000 shares of Series C Preferred Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, and (xii) 800,000 shares of Series C Preferred Stock held in the name of The Kim Alessi Richter Irrevocable Trust. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

As of May 27, 2025, the Majority Stockholders had executed and delivered to the Company written consents approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 27, 2025, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days thereafter. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 13,828,806 shares of our Common Stock, and 7,500,000 shares of Series C Preferred Stock, issued and outstanding as of May 27, 2025. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%	Number of Shares of Series C Preferred Stock		%
Directors and Executive Officers
William Alessi	5,092,308	(1)	36.8%	7,500,000	(2)	100.0%
Rodney Sperry	-		-	-		-
Chris Chumas	-		-	-		-
Thomas Gallagher	39,266		0.3%	-		-
Michael Garel	38,722		0.3%	-		-
Gregory Richter	54,322	(3)	0.4%	-		-
Scott Wattenberg	18,322		0.1%	-		-
William Ullman	720,902	(4)	5.0%	-		-
All Directors and Executive Officers as a Group	5,963,842		41.7%	7,500,000		100.0%

Other Five Percent Holders
Streeterville Capital, LLC (5)	1,396,092	(6)	10.0%	-		-
Michael Singer (7)	740,256	(8)	5.4%	-		-

(1)	Includes (i) 139,784 shares of common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 200,000 shares of Common Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 200,000 shares of Common Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 200,000 shares of Common Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 200,000 shares of Common Stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of Common Stock held in the name of the Alessi Revocable Trust, (vii) 2,792,308 shares of Common Stock held in the name of Janbella Group, LLC, and (viii) 750,000 shares of Common Stock held in the name of Insight Acquisition Sponsor LLC, which has granted an irrevocable proxy to vote such shares to William Alessi. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(2)	Includes (i) 4,300,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 800,000 shares of Series C Preferred Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 800,000 shares of Series C Preferred Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 800,000 shares of Series C Preferred Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, and (v) 800,000 shares of Series C Preferred Stock held in the name of The Kim Alessi Richter Irrevocable Trust.

(3)	Includes (i) 38,322 shares of Common Stock held in the name of Gregory Richter, and (ii) 16,000 shares of Common Stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.

(4)	Includes (i) 89,867 shares of Common Stock held in the name of William Ullman, (ii) 159,983 shares of Common Stock held in the name of Water Street Opportunities I LLC, (iii) 50,000 shares of Common Stock issuable under the private placement warrants held by Mr. Ullman, which are deemed to be beneficially owned by Mr. Ullman since the warrants are exercisable within 60 days of the date of the Closing, and (iii) 421,052 shares of Common Stock issuable under the private placement warrants held by Water Street Opportunities I LLC, which are deemed to be beneficially owned by Water Street Opportunities I LLC since the warrants are exercisable within 60 days of the date of the Closing. Mr. Ullman has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.

(5)	The address of Streeterville Capital, LLC is 303 East Wacker Drive, Suite 1040, Chicago, IL, 60601. The Company believes that John M. Fife has voting and investment discretion with respect to securities held by Streeterville Capital, LLC, and is deemed to be the beneficial owner of securities held in the name of Streeterville Capital, LLC.

(6)	Consists of 1,250,000 shares Common Stock held by Streeterville Capital, LLC, plus 146,092 additional shares of Common Stock issuable upon conversion of the shareholder’s convertible note up to the 9.99% beneficial ownership limitation in the convertible note to which Streeterville Capital, LLC is subject.

(7)	The address of Michael Singer is 333 East 91st Street, New York, NY 10128.

(8)	Includes 740,256 shares of Common Stock held by Michael Singer, but does not include any shares of Common Stock issuable upon exercise of Mr. Singer’s warrants as the Company and Mr. Singer amended such warrants to include a 4.99% beneficial ownership limitation on or about March 4, 2025.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2024, filed on April 15, 2025.
(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025.
(3)	Current Report on Form 8-K filed on May 2, 2025.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

Attn: Secretary

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

June [__], 2025